Exhibit 10.2

CONSTELLATION BRANDS

NON-QUALIFIED SAVINGS PLAN

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PREAMBLE

Constellation Brands, Inc. established the Constellation Brands Non-Qualified Savings Plan, effective as of January 1, 2019 as an unfunded non-qualified deferred compensation plan for a select group of management and/or highly compensated employees. Under the terms of the Plan, Eligible Individuals may elect to defer receipt of a portion of their Compensation to a later Taxable Year.

Participants shall have no right, either directly or indirectly, to anticipate, sell, assign or otherwise transfer any benefit accrued under the Plan. In addition, no Participant shall have any interest in any assets set aside as a source of funds to satisfy benefit obligations under the Plan. Participants shall have the status of general unsecured creditors of the Plan Sponsor, and the Plan shall constitute an unsecured promise by the Plan Sponsor to make benefit payments in the future.

The Plan is intended to be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2) and 301(a)(3), is intended to comply with the requirements of Code Section 409A and the regulations and binding guidance issued thereunder to avoid adverse tax consequences, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

Constellation Brands, Inc. hereby amends and restates the Plan as set forth herein effective as of January 1, 2025.

ARTICLE I

DEFINITIONS

1.1Account. The bookkeeping account or accounts established for each Participant to record his or her benefit under the Plan.

1.2Affiliate. Any corporation or business entity that would be considered a single employer with the Plan Sponsor pursuant to Code Sections 414(b) or 414(c).

1.3Aggregated Plan. A nonqualified deferred compensation plan that is required to be aggregated and treated with the Plan as a single plan under Code Section 409A.

1.4Annual Bonus. The cash compensation paid to a Participant under the Plan Sponsor’s annual bonus program, including amounts excludible from gross income that are contributed by the Participant on a pre-tax basis to a salary reduction retirement or welfare plan (including amounts contributed to this Plan).

1.5Annual Enrollment Materials. For any Taxable Year, the Plan Guide, Compensation Deferral Agreement, and any other forms, documents, or other materials concerning the terms of the Plan.

1.6Beneficiary. An individual, individuals, trust or other entity designated by the Participant to receive his or her benefit in the event of the Participant’s death. If more than one Beneficiary survives the Participant, the Participant’s benefit shall be divided equally among all such Beneficiaries, unless otherwise provided in the Beneficiary Designation form. Nothing herein shall prevent the Participant from designating primary and contingent Beneficiaries.

1.7Benefit Benchmarks. Hypothetical investment funds or benchmarks made available to Participants by the Plan Administrator for purposes of valuing benefits under the Plan.

1.8Board. The Board of Directors of the Plan Sponsor.

1.9Change in Control Event. A Change in Control Event is a “Change in Control” under the definition set forth below, provided that such event is also “a change in control event” within the meaning of Code Section 409A.

“Change in Control” means

(a)the consummation of:

(i)any consolidation or merger of the Plan Sponsor in which the Plan Sponsor is not the continuing or surviving corporation or pursuant to which any shares of Class A Stock or Class 1 Stock of the Plan Sponsor are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a direct or indirect wholly‑owned subsidiary of the Plan Sponsor or one of its Affiliates immediately before the consolidation or merger; or

(ii)any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Plan Sponsor; or

(b)the consummation of a complete liquidation or dissolution of the Plan Sponsor; or

(c)any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than any of the Permitted Holders becoming the beneficial owner (within the meaning of Rule 13d‑3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 35% or more of the voting control of the Plan Sponsor’s then outstanding common stock, provided that such person shall not be a wholly‑owned subsidiary of the Plan Sponsor immediately before it becomes such 35% beneficial owner of voting control; or

(d)individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Plan Sponsor’s Board of Directors (for this purpose “Incumbent Board” means at any time those persons who are then members of the Board of Directors of the Plan Sponsor and who either (i) are members of the Plan Sponsor’s Board of Directors on the date hereof, or (ii) have been elected, or have been nominated for election by the Plan Sponsor’s stockholders, by the affirmative vote of at least two-thirds of the directors comprising the Incumbent Board at the time of such election or nomination (either by a specific vote or by approval of the proxy statement of the Plan Sponsor in which such person is named as a nominee for director without objection to such nomination)).

1.10Class Year Account. The balance credited to a Participant’s or Beneficiary’s Account for a Taxable Year, including: (a) the Participant’s Compensation Deferrals relating to Regular Salary paid for services performed during the Taxable Year; (b) Compensation Deferrals relating to the Annual Bonus paid for services performed for the Plan Sponsor’s fiscal year commencing during the Taxable Year; (c) Matching Credits and Discretionary Credits, if any, with respect to amounts earned for such Taxable Year even if paid in a subsequent year (i.e., the Annual Bonus); and (d) Investment Debits and Credits allocable to the Class Year Account (as determined by the Plan Sponsor, in its discretion).

1.11Code. The Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.12Compensation. A Participant’s Regular Salary and Annual Bonus and excluding all other forms of compensation, including, without limitation, amounts paid under this Plan.

1.13Compensation Deferral Agreement. The written or electronic deferral agreement in such form and subject to such terms as specified by the Plan Administrator. Such agreement is between an Eligible Individual and the Plan Sponsor to defer Eligible Individual’s receipt of Compensation. Such agreement shall state the deferral amount or percentage of Compensation to be withheld from the Eligible Individual’s Compensation, and the form and timing of the Participant’s deferral elections.

1.14Compensation Deferrals. That portion of a Participant’s Compensation which is deferred under the terms of this Plan.

1.15Disability. Any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and for which the Participant is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s Plan Sponsor; provided that such condition also satisfies the requirements of a disability under Code Section 409A.

1.16Discretionary Credits. Amounts described in Section 2.5.

1.17Distributable Event. The events entitling a Participant or Beneficiary to a payment of benefits under the Plan, which shall be: Separation from Service; death; Disability; the occurrence of an Interim Distribution Date; the occurrence of an Unforeseeable Emergency; the occurrence of a Change in Control Event; and Income Inclusion Under Code Section 409A.

1.18Domestic Partner. An individual who satisfies the requirements for being treated as a Participant’s domestic partner under the Plan Sponsor’s corporate policies. The Plan Administrator in its sole discretion shall determine whether an individual meets the requirements of a Domestic Partner and shall have the right to request documentary proof of the existence of a Domestic Partner relationship, which proof may include, but is not limited to, a joint checking account, a joint mortgage or lease, driver’s licenses showing the same address, the registration of a domestic partnership or civil union in states that recognize such relationships or such other proof as the Plan Administrator may determine.

1.19Eligible Individual. Unless otherwise specified by the Plan Administrator, including in the Annual Enrollment Materials for a particular Taxable Year, an employee of the Plan Sponsor who: (i) holds a position of Vice President or higher; and (ii) is paid at a salary grade of 21 or higher. Only those individuals who are part of a select group of management and/or highly compensated individuals, as determined by the Plan Sponsor in its sole discretion, may be designated as Eligible Individuals under the Plan.

1.20ERISA. The Employee Retirement Income Security Act of 1974, as amended. Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

1.21Income Inclusion Under Code Section 409A. Shall have the meaning set forth in Section 6.9.

1.22Interim Distribution Date. April 1st of the year specified by the Participant in the Participant’s Compensation Deferral Agreement as the year of payment for an in-service distribution date; provided that such year is at least three years after the first day of the Taxable Year in which the services giving rise to the Compensation Deferrals, Matching and/or Discretionary Credits subject to the Interim Distribution Date are to be performed.

1.23Investment Credits and Debits. Bookkeeping adjustments to Participants’ Accounts to reflect the hypothetical interest, earnings, appreciation, losses and depreciation that would be accrued or realized if assets equal to the value of such Accounts were invested in accordance with such Participants’ Benefit Benchmarks.

1.24Matching Credits. Credits described in Section 2.4.

1.25Normal Retirement Age. The date the Participant attains at least age 60 with at least 5 years of service with the Plan Sponsor.

1.26Participant. An Eligible Individual who is currently deferring a portion of his or her Compensation under this Plan, or who is currently eligible for Matching Credits or Discretionary Credits, or an Eligible Individual or former Eligible Individual who is entitled to the payment of benefits under the Plan.

1.27Permitted Holder. (a) Marilyn Sands, her descendants (whether by blood or adoption), her descendants’ spouses, her siblings, the descendants of her siblings (whether by blood or adoption), or the estate of any of the foregoing individuals, or The Sands Family Foundation, Inc., (b) trusts which are for the benefit of any combination of the individuals and foundation described in clause (a), or any trust for the benefit of any such trust, or (c) partnerships, limited liability companies or any other entities which are controlled by any combination of the individuals described in clause (a) or the estate of any such individuals, The Sands Family Foundation, Inc., a trust referred to in the foregoing clause (b), or an entity that satisfies the conditions of this clause (c).

1.28Plan. The Constellation Brands Non-Qualified Savings Plan established by the Plan Sponsor as set forth herein, which may be amended from time to time.

1.29Plan Guide. For any Taxable Year, the plan guide concerning the terms of Compensation Deferrals, and, if applicable, any Matching Credits or Discretionary Credits.

1.30Plan Administrator. The Human Resources Committee of the Board, or such other committee appointed by the Board of the Plan Sponsor to administer the Plan as provided herein. For avoidance of doubt, in no event shall a Participant who is a member of such committee be permitted to make decisions regarding his or her benefits under this Plan; rather, such decisions shall be made by the other members of any committee appointed to act as the Plan Administrator. If a Change in Control Event occurs with respect to the Plan Sponsor, the existing Plan Administrator shall be removed, and a new Plan Administrator shall be appointed as provided in Section 7.9.

1.31Plan Sponsor. Constellation Brands, Inc., including any successor to such corporation or business that assumes the obligations of such corporation or business. Solely for purposes of identifying Eligible Individuals, the term Plan Sponsor shall include an entity that is an Affiliate of the Plan Sponsor, and is designated as a Participating Affiliate by the Plan Administrator. Only Constellation Brands, Inc. shall have the power to amend this Plan, appoint the Plan Administrator, or exercise any of the powers described in Section 7.3 hereof.

1.32Qualified Plan. The Constellation Brands, Inc. 401(k) and Profit Sharing Plan.

1.33Regular Salary. The Participant’s base salary paid by the Plan Sponsor, including amounts excludible from gross income that are contributed by the Participant on a pre-tax basis to a salary reduction retirement or welfare plan (including amounts contributed to this Plan).

1.34Separation from Service. A Participant shall have a Separation from Service under the circumstances described below; provided that such separation also qualifies as “separation from service” within the meaning of Code Section 409A.

A Participant who is a common law employee has a Separation from Service if the Participant voluntarily or involuntarily terminates employment with the Plan Sponsor and all Affiliates. A termination of employment occurs if the facts and circumstances indicate that the Plan Sponsor and the Participant reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services the Participant will perform after such date (whether as an employee or an independent contractor) will decrease to no more than 20 percent of the average level of bona fide services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services if the Participant has been providing services for less than 36 months). Notwithstanding the foregoing, the employment relationship is treated as continuing while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of leave does not exceed 6 months, or if longer, provided the Participant retains the right to reemployment with the Plan Sponsor or an Affiliate under an applicable statute or contract.

1.35Specified Employee. A key employee (as defined in Code Section 416(i) without regard to paragraph (5) thereof) of a Plan Sponsor or its Affiliates. A Participant is a key employee if the Participant meets the requirements of Code Section 416(i)(1)(A)(i), (ii) or (iii) (applied in accordance with the regulations thereunder and disregarding Code Section 416(i)(5)) at any time during the 12-month period ending each December 31. If a Participant is a key employee at any time during the 12-month period ending on such December 31, the Participant is treated as a Specified Employee for the 12-month period beginning on the following April 1. Specified Employees shall be determined consistent with the requirements of Code Section 409A.

1.36Spouse. The individual to whom a Participant is married, or was married in the case of a deceased Participant at the time of his or her death.

1.37Taxable Year. The 12-consecutive-month period beginning each January 1 and ending each December 31.

1.38Trust. The agreement, if any, between the Plan Sponsor and the Trustee under which assets may be delivered by the Plan Sponsor to the Trustee to offset liabilities assumed by the Plan Sponsor under the Plan. Any assets held under the terms of the Trust shall be the exclusive property of the Plan Sponsor and shall be subject to the creditor claims of the Plan Sponsor with respect to whom such Trust has been established. Participants shall have no right, secured or unsecured, to any assets held under the terms of the Trust.

1.39Trustee. The institution named by the Plan Sponsor in the Trust agreement, if any, and any corporation which succeeds the Trustee by merger or by acquisition of assets or operation of law.

1.40Unforeseeable Emergency. A severe financial hardship to the Participant resulting from an illness or accident of the Participant or the Participant’s Spouse, Beneficiary or dependent (as defined in Code Section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)), loss of the Participant’s property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. An Unforeseeable Emergency shall be determined consistent with the requirements of Code Section 409A.

1.41Valuation Date. The date on which Participant Accounts under the Plan are valued. The Valuation Date shall be each business day of the Taxable Year on which the New York Stock Exchange and, if a Trust has been established in connection with the Plan, the Trustee are open for business.

ARTICLE II

ELIGIBILITY AND PARTICIPATION

2.1Eligibility. Eligible Individuals, as designated by the Plan Sponsor, may participate in the Plan. Generally, Eligible Individuals may commence participating in the Plan for Taxable Years commencing after they become Eligible Individuals.

2.2Participation. An Eligible Individual’s participation in the Plan is subject to the Plan Administrator providing written notification to such Eligible Individual of his or her eligibility to participate in the Plan.

2.3Compensation Deferral Agreement. In order to defer Compensation under the Plan for a given Taxable Year, an Eligible Individual must enter into a Compensation Deferral Agreement with the Plan Sponsor authorizing the deferral of a portion of the Participant’s Compensation for such Taxable Year.

Upon receipt of a properly completed and executed Compensation Deferral Agreement, the Plan Administrator shall notify the Plan Sponsor to withhold that portion of the Participant’s Compensation specified in the Agreement. In no event will the Participant be permitted to defer more than 75% of the Participant’s Regular Salary or 100% of the Participant’s Annual Bonus.

Subject to Section 2.6, the Compensation Deferral Agreement shall remain in effect for the duration of the Taxable Year to which it relates. The Compensation Deferral Agreement shall not remain in effect for subsequent Taxable Years. Rather, Participants must make new elections for each year.

A Compensation Deferral Agreement must be completed and returned to the Plan Sponsor prior to the first day of the Taxable Year in which services are performed for the Compensation deferred and shall be irrevocable except as otherwise provided hereunder.

2.4Matching Credits. Subject to the requirements of Code Section 409A, the Plan Sponsor may credit the Account of a Participant with Matching Credits pursuant to subsection (a) and (b) below.

(a)For each Taxable Year, the Matching Credit under this subsection (a) will be equal to the difference between (i) the matching contribution that would have been credited to the Participant’s account under the Qualified Plan for the applicable year if the Participant’s contributions to the Qualified Plan had included Compensation Deferrals made by the Participant under this Plan for such year but otherwise subject to the applicable limitations of the Qualified Plan such as the maximum compensation limitation of Code Section 401(a)(17) and the maximum annual addition limitation of Code Section 415, and (ii) the matching contribution actually credited to the Participant’s account under the Qualified Plan for the year. Notwithstanding the foregoing, a Participant will receive a Matching Credit under this Plan for a Taxable Year only if the Participant has made the maximum salary reduction contributions permitted under the Qualified Plan during the applicable year.

(b)For each Taxable Year for which the Participant makes Compensation Deferrals pursuant to Section 2.3, the Matching Credit under this subsection (b) will equal an amount determined in the same manner as matching contributions are determined under the Qualified Plan, but only on Compensation in excess of the maximum compensation limitation under Code Section 401(a)(17) in effect for the Taxable Year (e.g., if a matching contribution under the Qualified Plan is 50% of the elective deferrals made by the Participant under that plan for the plan year, up to a maximum of six percent (6%) of the Participant’s Qualified Plan compensation, then the Matching Credit under this Plan would also be 50% of the Compensation Deferrals for the Taxable Year under this Plan up to 6% of the Participant’s Compensation in excess of the maximum compensation limitation under Code Section 401(a)(17) in effect for the Taxable Year).

(c)The Matching Credit will be made at such time or times as determined by the Plan Administrator in its discretion. Adjustments to Participants’ Accounts for Investment Credits or Debits will commence no earlier than the date on which the Matching Credit is actually credited to the Participants’ Accounts.

2.5Discretionary Credits. Subject to the requirements of Code Section 409A, the Plan Sponsor may credit the Account of a Participant with Discretionary Credits. For each Taxable Year, the Discretionary Credit will be equal to the difference between (a) the Safe Harbor Employer Basic Contributions, as defined under the Qualified Plan, that would have been credited to the Participant’s account under the Qualified Plan for the applicable year if (i) the Participant’s compensation included Compensation Deferrals made by the Participant under this Plan for such year; and (ii) the contribution under the Qualified Plan was calculated without regard to Code limitations, including the maximum compensation limitation of Code Section 401(a)(17) and/or the maximum annual addition limitation of Code Section 415, and (b) the Safe Harbor Employer Basic Contributions actually credited to the Participant’s account under the Qualified Plan for the year. This Discretionary Credit will be made at such time or times as the Plan Administrator determines in its discretion. Adjustments to Participant’s Accounts for Investment Credits or Debits will commence no earlier than the date on which the Discretionary Credits are actually credited to the Participants’ Accounts.

2.6Cancellation of Deferrals. If a Participant has an Unforeseeable Emergency, as defined herein, the Plan Administrator may cancel all future Compensation Deferrals pertaining to Compensation not yet earned and required to be made pursuant to the Participant’s current Compensation Deferral Agreement if reasonably necessary to satisfy the Participant’s financial hardship subject to the standards and requirements for an Unforeseeable Emergency Distribution set forth in Section 6.8. If a Participant receives a hardship distribution from a qualified plan of the Plan Sponsor pursuant to Code Section 401(k)(2)(B)(IV), the Plan Administrator shall cancel all future Compensation Deferrals pertaining to Compensation not yet earned and required to be made pursuant to the Participant’s current Compensation Deferral Agreement, and the Participant will be prohibited from making Compensation Deferrals under the Plan for at least six (6) months after receipt of the hardship distribution or such longer period as may be prescribed by the qualified plan. The Participant’s eligibility for Matching Credits and/or Discretionary Credits shall be similarly canceled, and the Participant shall be eligible to defer Compensation again at a later time only as provided under Section 2.3.

ARTICLE III

PARTICIPANT ACCOUNTS AND REPORTS

3.1Establishment of Accounts. The Plan Administrator shall establish and maintain individual recordkeeping Accounts, Class Year Accounts and subaccounts, as applicable, on behalf of each Participant for purposes of determining each Participant’s benefits under the Plan. A Participant’s Account does not represent the Participant’s ownership of, or any ownership interest in, any assets which may be set aside to satisfy the Plan Sponsor’s obligations under the Plan.

3.2Account Maintenance.

(a)As of each Valuation Date, the Plan Administrator shall credit each Participant’s Accounts with the following:

(i)An amount equal to any Compensation Deferrals made by the Participant since the last Valuation Date;

(ii)An amount equal to any Matching Credits and/or Discretionary Credits, and any forfeitures, if applicable, since the last Valuation Date; and

(iii)An amount equal to deemed Investment Credits under Section 3.3 since the last Valuation Date.

(b)As of each Valuation Date, the Plan Administrator shall debit each Participant’s Accounts with the following:

(i)An amount equal to any distributions from the Plan to the Participant or Beneficiary since the last Valuation Date; and

(ii)An amount equal to deemed Investment Debits under Section 3.3 below since the last Valuation Date.

3.3Investment Credits and Debits. The Accounts of Participants shall be adjusted for Investment Credits and Debits in accordance with this Section 3.3.

Participants shall have the right to specify one or more Benefit Benchmarks in which their Compensation Deferrals, Matching Credits and Discretionary Credits shall be deemed to be invested. The Benefit Benchmarks shall be utilized solely for purposes of adjusting their Accounts in accordance with procedures adopted by the Plan Administrator. The Plan Administrator shall provide the Participant with a list of the available Benefit Benchmarks. From time to time, in the sole discretion of the Plan Administrator, the Benefit Benchmarks available within the Plan may be revised. All Benefit Benchmark selections must be denominated in whole percentages unless the Plan Administrator determines that lower increments are acceptable. A Participant may make changes in the manner in which future Compensation Deferrals, Matching Credits and/or Discretionary Credits are deemed to be invested among the various Benefit Benchmarks available under the Plan in accordance with procedures established by the Plan Administrator. A Participant may re-direct the manner in which earlier Compensation Deferrals, Matching Credits and/or Discretionary Credits, as well as any appreciation (or depreciation), are deemed to be invested among the Benefit Benchmarks available under the Plan in accordance with procedures established by the Plan Administrator.

As of each Valuation Date, the Plan Administrator shall adjust the Accounts of each Participant for interest, earnings or appreciation (less losses and depreciation) with respect to the then balance of the Participant’s Account equal to the actual results of the Participant’s deemed Benefit Benchmark elections.

All notional acquisitions and dispositions of Benefit Benchmarks which occur within a Participant’s Account, pursuant to the terms of the Plan, shall be deemed to occur at such times as the Plan Administrator shall determine to be administratively feasible in its sole discretion, and the Participant’s Account shall be adjusted accordingly. Accordingly, if a distribution or reallocation must occur pursuant to the terms of the Plan and all or some portion of the Account must be valued in connection with such distribution or reallocation (to reflect Investment Credits and Debits), the Plan Administrator may in its sole discretion, unless otherwise provided for in the Plan, select a date or dates which shall be used for valuation purposes.

Notwithstanding anything to the contrary, any Investment Credits or Debits made to any Participant’s Account following a Plan termination or a Change in Control Event shall be made in a manner no less favorable to Participants than the practices and procedures employed under the Plan, or as otherwise in effect, as of the date of the Plan termination or the Change in Control Event.

Notwithstanding the Participant’s deemed Benefit Benchmark elections under the Plan, the Plan Sponsor shall be under no obligation to actually invest any amounts in such manner, or in any manner, and such Benefit Benchmark elections shall be used solely to determine the amounts by which the Participant’s Account shall be adjusted under this Article III.

3.4Participant Statements. The Plan Administrator shall provide each Participant with a statement showing the credits to and debits from his or her Account since the last statement date. Such statement shall be provided to Participants as soon as administratively feasible following the end of each Taxable Year and on such other dates as agreed to by the Plan Sponsor and the party maintaining the Participant’s Account records.

ARTICLE IV

WITHHOLDING OF TAXES

4.1Withholding from Compensation. For any Taxable Year in which Compensation Deferrals, Matching Credits and/or Discretionary Credits are made to or vested within the Plan (as applicable), the Plan Sponsor shall withhold the Participant’s share of income, FICA and other employment taxes from the portion of the Participant’s Compensation not deferred. If deemed appropriate by the Plan Sponsor, all or any portion of a benefit under the Plan may be distributed in certain instances where necessary to facilitate compliance with applicable withholding requirements to the extent such distribution would not result in adverse tax consequences under Code Section 409A. The amount of any such distribution shall not exceed the amount necessary to comply with applicable withholding requirements.

4.2Withholding from Benefit Distributions. The Plan Sponsor (or the Trustee of the Trust, as applicable) shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Plan Sponsor, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Plan Sponsor.

ARTICLE V

VESTING

5.1Vesting in Compensation Deferrals. A Participant shall be immediately vested in (i.e., shall have a non-forfeitable right to) all Compensation Deferrals.

5.2Vesting in Matching and Discretionary Credits. Unless otherwise set forth in the Annual Enrollment Materials for a Taxable Year, a Participant shall also be immediately vested in all Matching Credits and Discretionary Credits credited to his or her Account, including any Investment Credits or Debits associated therewith.

ARTICLE VI

PAYMENTS

6.1Benefits. Except as otherwise provided under the Plan, a Participant’s or Beneficiary’s benefit payable under the Plan shall be the value of the Participant’s Class Year Accounts at the time a Distributable Event occurs with respect to such Participant or Beneficiary. In no event will a Participant’s right to a benefit under this Plan give such Participant a secured right or claim on any assets set aside by the Plan Sponsor to meet its obligations under the Plan. All payments from the Plan shall be subject to applicable tax withholding and shall commence (or be fully paid, in the event a lump sum form of distribution was selected) no later than ninety (90) days after the occurrence of the Distributable Event, except as otherwise provided herein.

6.2Timing of Distribution Elections.

(a)Initial Elections. The Participant shall elect the form and timing of payment for each Class Year Account at the time the Participant submits (or is required to submit, in accordance with Section 2.3) his or her Compensation Deferral Agreement for the Taxable Year for which the Class Year Account is established. Such elections must be made consistent with the forms, rules and procedures specified by the Plan Administrator, as well as the requirements of Code Section 409A.

At the time specified above, the Participant may elect for each of his or her Class Year Accounts to receive a benefit in the form of a lump sum distribution or annual installment payments over a period of five (5) or ten (10) years commencing as of the earlier of:

(i)The Interim Distribution Date specified by the Participant; or

(ii)The Participation’s Separation from Service.

Notwithstanding the Participant’s election, in the event of the Participant’s Separation from Service prior to the Participant’s death, or Disability, or the occurrence of a Change in Control Event, all amounts credited to each

Participant’s Account shall be paid to the Participant in a lump sum within ninety (90) days after occurrence of such Distributable Events. Effective with respect to a Participant’s Class Year Accounts for Taxable Years beginning before January 1, 2025 (the “Pre-2025 Class Year Accounts”), in the event of the Participant’s Separation from Service prior to the Participant’s Normal Retirement Age, all amounts credited to the Participant’s Pre-2025 Class Year Accounts shall be paid to the Participant in a lump sum within ninety (90) days after occurrence of the Separation from Service. Additionally, as noted below, special distribution payments may also be made in the event of an Unforeseeable Emergency or as a consequence of an Income Inclusion Under Section 409A.

(b)Subsequent Changes in Time and Form of Payment. Subject to the requirements of Code Section 409A, a Participant may elect to change the time or form of payment of amounts distributable upon a Separation from Service or elect to change the time of payment of amounts distributable upon an Interim Distribution Date; provided, however, that any such election shall be effective only if:

(i)the election does not accelerate the time or schedule of any payment within the meaning of Code Section 409A;

(ii)the election does not take effect until at least twelve 12 months after the date on which the election is made;

(iii)the first payment with respect to which such election is made is deferred for a period of 5 years from the date such payment would otherwise have been made; and

(iv)for a change to a payment made upon an Interim Distribution Date, such election is made at least 12 months before such Interim Distribution Date.

The Plan Administrator shall have sole and absolute discretion to decide whether such a request shall be approved but may approve no more than one such request for any Participant with respect to any Class Year Account.

(c)Failures to Elect. If a Participant fails to properly elect the form or time of distribution for his or her Class Year Account, or cannot make a timely election under Code Section 409A, the Participant shall be deemed to have elected to receive his or her Class Year Account in a single lump sum commencing on his or her Separation from Service.

6.3Separation from Service Payment. In the event of a Participant’s Separation from Service, the Participant’s Class Year Account shall be paid in the form of a cash lump sum or, if elected by the Participant, in annual cash payments (over a period of five (5) or ten (10) years) as elected for the Class Year Account. Effective with respect to a Participant’s Pre‑2025 Class Year Accounts (as defined in Section 6.2(a)), the Participant’s election of annual cash payments in lieu of a cash lump sum will have no effect if the Participant’s Separation from Service occurs before the Participant’s Normal Retirement Age. For purposes of Code Section 409A, installment payments shall be treated as a single payment. If applicable, the initial installment shall be based on the value of the Participant’s Class Year Account, measured on the date of his or her Separation from Service, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date and subsequent installment payments being made within 90 days of such anniversary date. Election of the form of the Separation from Service payment with respect to a Class Year Account must be provided to the Plan Administrator at the time required by Section 6.2 of this Plan. The Participant’s election of a Separation from Service payment form is irrevocable, except as provided in Section 6.2(b).

Effective with respect to a Participant’s Pre-2025 Class Year Accounts (as defined in Section 6.2(a)), in the event the Participant incurs a Separation from Service before the Participant’s Normal Retirement Age, all of the Participant’s Pre-2025 Class Year Accounts shall be paid in the form of a lump sum payment within ninety (90) days after the Separation from Service, notwithstanding any election that the Participant has made.

Notwithstanding the foregoing, a distribution resulting from a Separation from Service by a Participant who is a Specified Employee on the date of Separation from Service shall be made within the ninety (90) days following the date that is 6 months after the Separation from Service or, if earlier, following the death of the Specified Employee as specified in Section 6.5. The first payment made following the 6‑month period described in the preceding sentence shall include all payments that otherwise would have been made after Separation from Service but for the delay required by this paragraph.

6.4Interim Distribution Date Payments. A Participant may make an election, at the time required by Section 6.2, to have his or her Class Year Account to which the election relates paid to him or her at an Interim Distribution Date designated by the Participant. Such Class Year Account shall be payable in a single cash lump sum payment or in annual installments of five (5) or ten (10) years, as elected by the Participant. Payments shall commence within ninety (90) days after the applicable Interim Distribution Date as designated by the Participant. If applicable, the initial installment shall be based on the value of the Participant’s Class Year Account, measured on the date of his or her designated Interim Distribution Date, and shall be equal to 1/n (where ‘n’ is equal to the total number of annual benefit payments not yet distributed). Subsequent installment payments shall be computed in a consistent fashion, with the measurement date being the anniversary of the original measurement date and subsequent installment payments being made within ninety (90) days of such anniversary date. Election of the form of the Interim Distribution Date payment must be provided to the Plan Administrator at the time required by Section 6.2 of this Plan. The Participant’s election of an Interim Distribution Date form is irrevocable, except as provided in Section 6.2(b).

For an election to commence distributions at an Interim Distribution Date, such elected Interim Distribution Date must occur before the Participant incurs a Separation from Service, death, or Disability or the occurrence of a Change in Control Event. Additionally, with respect to a Participant’s Pre-2025 Class Year Accounts (as defined in

Section 6.2(a)), in the event the Participant incurs a Separation from Service before the Participant’s Normal Retirement Age and after the commencement of an Interim Distribution Date, all of the Participant’s Pre-2025 Class Year Accounts that have commenced payment shall be paid in the form of a lump sum payment within ninety (90) days after the Separation from Service.

6.5Death Benefit. In the event of the Participant’s death, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant’s Beneficiary shall receive the balance of the Participant’s Account in a single lump-sum cash payment as soon as practicable following the Participant’s death, but in no event later than December 31st of the calendar year following the calendar year in which death occurs.

6.6Disability Benefit. In the event that a Participant incurs a Disability, whether before or after the Participant has otherwise incurred a Distributable Event or commenced receiving payments from the Plan, the Participant shall receive the balance of the Participant’s Account in a single lump-sum cash payment within ninety (90) days of the Disability. The Plan Administrator shall have complete discretion to determine whether the circumstances of the Participant constitute a Disability and the time at which such Disability occurs consistent with the terms of the Plan.

6.7Payment upon Change in Control Event. Notwithstanding any provision or election to the contrary, in the event of a Change in Control Event, all amounts credited to each Participant’s Account shall be paid to the Participant in a lump sum within ninety (90) days after the Change in Control Event.

Subject to the requirements of Code Section 409A, in the event that a Participant is an employee of an Affiliate, other than the Plan Sponsor, and the Affiliate has a Change of Control Event, all amounts credited to such Participant’s Account shall be paid to the Participant in a lump sum within ninety (90) days after the Change in Control Event. Notwithstanding the preceding sentence, such distribution shall only occur if neither the Plan Sponsor nor an entity that is an Affiliate after such transaction employs the Participant after such transaction. For this purpose, an Affiliate shall be deemed to have a Change of Control Event with respect to any event that would be a Change of Control Event within the meaning of Section 1.9(a) or (c), if the term “Plan Sponsor” were replaced with the term “Affiliate” each time it is used therein.

6.8Unforeseeable Emergency Distribution. If a Participant has an Unforeseeable Emergency, as defined herein, the Plan Administrator may pay to the Participant that portion of his or her Account which the Plan Administrator determines is reasonably necessary to satisfy the emergency to the extent permissible under Code Section 409A. The amounts distributed to the Participant as a result of an Unforeseeable Emergency may not exceed the amounts reasonably necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cancellation of Compensation Deferrals pursuant to Section 2.6. A Participant requesting an Unforeseeable Emergency Distribution shall apply for the payment in writing on a form approved by the Plan Administrator and shall provide such additional information as the Plan Administrator may require. The Plan Administrator shall have complete discretion to determine whether the financial hardship of the Participant constitutes an Unforeseeable Emergency under the Plan. If, subject to the sole discretion of the Plan Administrator, the request for a withdrawal is approved, the distribution shall be made within ninety (90) days after the date of approval by the Plan Administrator.

6.9Payment upon Income Inclusion Under Section 409A. To the extent permitted under Code Section 409A, if the Plan Administrator determines at any time that the Plan fails to meet the requirements of Code Section 409A with respect to a Participant, the Plan Administrator shall distribute to the Participant the amount from the Participant’s Account that is required to be included in income as a result of such failure. Such payment shall be made in a single lump-sum payment upon such determination.

6.10Beneficiary Designation. Unless otherwise set forth in the Annual Enrollment Materials for a particular Taxable Year, a Participant shall have the right to designate a Beneficiary and to amend or revoke such designation at any time in writing. Such designation, amendment or revocation shall be effective upon receipt by and acknowledgment from the Plan Administrator. If the Beneficiary is a minor or incompetent, benefits may be paid to a legal guardian, trustee, or other proper representative of the Beneficiary, and such payment shall completely discharge the Plan Sponsor and the Plan of all further obligations hereunder.

If no Beneficiary designation is made, if the Beneficiary designation is held invalid, or if no Beneficiary survives the Participant, and benefits are determined to be payable following the Participant’s death, the Plan Administrator shall direct that payment of benefits be made to the person or persons in the first of the below categories in which there is a survivor. The categories of successor beneficiaries, in order, are as follows:

(a)Participant’s Spouse;

(b)Participant’s Domestic Partner; and

(c)Participant’s estate.

6.11Claims Procedure. All claims for benefits under the Plan, and all questions regarding the operation of the Plan, shall be submitted to the Plan Administrator in writing. The Plan Administrator has complete discretion and authority to interpret and construe any provision of the Plan, and its decisions regarding claims for benefits hereunder are final and binding.

(a)Presentation of Claim. Any Participant, Beneficiary or person claiming benefits under the Plan (such Participant, Beneficiary or other person being referred to below as a “Claimant”) may deliver to the Plan Administrator a written claim for a determination with respect to benefits distributable to such Claimant from the

Plan. The claim must state with particularity the determination desired by the Claimant.

Any claim by a Participant that a payment made under the Plan is less than the amount to which the Participant is entitled must be made in writing pursuant to the foregoing provisions of this Section within 180 days after the date of such payment. Notwithstanding any other provision of the Plan, including the provisions of Section 5.1, a Participant shall forfeit all rights to any amounts claimed if the Participant fails to make claim as provided in the preceding sentence.

(b)Notification of Decision. The Plan Administrator shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(i)that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(ii)that the Plan Administrator has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(A)the specific reason(s) for the denial of the claim, or any part of it;

(B)specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(C)a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(D)a description of the claim review procedure set forth in Section 6.11(c) below, including information regarding any applicable time limits and a statement regarding the Claimant’s right to bring an action under ERISA Section 502(a) following an adverse determination on review;

(E)if the decision involved the Disability of the Participant, either the specific internal rules, guidelines, protocols, standards, or other similar criteria of the Plan relied upon during the claim or, alternatively, a statement that such criteria of the Plan do not exist;

(F)if the decision involved the Disability of the Participant, a discussion of the decision, including an explanation of the basis for disagreeing with or not following (1) the views of a health care professional who treated the Claimant, (2) the views of medical or vocational experts whose advice was obtained on behalf of the Plan (without regard to whether such advice was relied upon for the decision), and (3) a determination by the Social Security Administration;

(G)if the decision involved the Disability of the Participant and was based on a medical necessity, experimental treatment or similar exclusion/limit, an explanation of the scientific or clinical judgment for the decision (applying the terms of the Plan to Claimant’s medical circumstances) or a statement that Claimant can request a copy of such explanation, free of charge, upon request; and

(H)if the decision involved the Disability of the Participant, a statement that the Claimant may request access to, and copies of, all relevant documents, free of charge.

The Plan Administrator will notify the Claimant of an adverse decision within ninety (90) days after the date the claim was received, unless the Plan Administrator determines there are special circumstances that require an extension of time in which to make a decision. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 90-day period. The notice will include a description of the special circumstances requiring an extension of time and an estimate of the date it expects a decision to be made. The extension shall not exceed an additional 90-day period.

If the adverse decision relates to a claim involving the Disability of the Participant, the Plan Administrator will notify the Claimant of an adverse decision within forty-five (45) days after the date the claim was received, unless the Plan Administrator determines that matters beyond its control require an extension of time in which to make a decision. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances necessitating the extension and an estimate of the date it expects a decision to be made. The extension shall not exceed an additional 30-day period unless, within the 30-day period the Plan Administrator again determines that more time is needed due to matters beyond its control, in which case notice of the need for not more than an additional thirty (30) days is provided to the Claimant before the first 30-day period expires. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made. Any extension notice will include information regarding the standards on which a determination of Disability will be made, the outstanding issues which prevent a decision from being made, and any additional information which is needed in order to reach a decision. The Claimant will have forty-five (45) days to supply any additional information.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her claim in accordance with this

Section 6.11(b), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the claim, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(c)Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Plan Administrator that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Plan Administrator a written request for a review of the denial of the claim. During the 60-day review period, the Claimant (or the Claimant’s duly authorized representative):

(i)may review relevant documents;

(ii)may submit written comments or other documents relating to the claim;

(iii)may request access to and copies of all relevant documents, free of charge;

(iv)may request a hearing, which the Plan Administrator, in its sole discretion, may grant.

The Plan Administrator will consider all documents and other information submitted by the Claimant in reviewing its previous decision, including documents not available to or considered by it during its initial determination.

If the appeal relates to a determination of the Plan Administrator involving the Disability of the Participant, the Claimant will have one-hundred-eighty (180) days following receipt of a denial to file a written request for review. In such event, no deference shall be given to the initial benefit determination, and the review shall be conducted by an appropriate fiduciary who is someone other than the individual who made the initial determination or a subordinate of such individual. If the initial determination was based in whole or in part on a medical judgment, the reviewer shall consult with an appropriately trained and experienced health care professional, and shall disclose the identity of any experts who provided advice with regard to the initial decision. The health care professional whose advice is sought during the appeal process will not be an individual who was consulted during the initial determination, nor a subordinate of such an individual. If the review includes new or additional evidence or rationale considered, relied upon, or generated by the Plan or reviewer, the reviewer shall provide the Claimant with such evidence or rationale, free of charge, sufficiently in advance of issuing a decision on review to allow Claimant time to respond prior to such date.

(d)Decision on Review. The Plan Administrator shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Plan Administrator’s decision must be rendered within one-hundred-twenty (120) days after such date. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 60-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made. Such decision must be written in a manner calculated to be understood by the Claimant, and if the decision on review is adverse it must contain:

(i)specific reasons for the decision;

(ii)specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(iii)a statement that the Claimant may receive, upon request and free of charge, access to and copies of relevant documents and information;

(iv)a statement describing any voluntary appeal procedures under the Plan and the Claimant’s right to bring an action under ERISA Section 502(a) (and if the decision involved the Disability of the Participant, a description of any applicable contractual limitation period that applies to the Claimant’s right to bring an action, including the calendar date on which such contractual limitation period expires);

(v)if the decision involved the Disability of the Participant, either the specific internal rules, guidelines, protocols, standards or other similar criteria of the Plan relied upon in denying the claim on appeal or, alternatively, a statement that such criteria of the Plan does not exist;

(vi)if the decision involved the Disability of the Participant, a statement that the Claimant and the Plan may have other voluntary alternative dispute resolution options, such as mediation, and that the Claimant may find out what options are available by contacting the local U.S. Department of Labor Office and the state insurance regulatory agency;

(vii)if the decision involved the Disability of the Participant, a discussion of the decision, including an explanation of the basis for disagreeing with or not following (A) the views of a health care professional who treated the Claimant, (B) the views of medical or vocational experts whose advice was obtained on behalf of the Plan (without regard to whether such advice was relied upon for the decision), and (C) a determination by the Social Security Administration;

(viii)if the decision involved the Disability of the Participant and was based on a medical necessity, experimental treatment or similar exclusion/limit, an explanation of the scientific or clinical judgment for the decision (applying the terms of the Plan to Claimant’s medical circumstances) or a statement that Claimant can request a copy of such explanation, free of charge, upon request; and

(ix)such other matters as the Plan Administrator deems relevant.

If the appeal involves the Disability of the Participant, the decision of the Plan Administrator will be made within forty-five (45) days after the filing of the written request for review, unless special circumstances require additional time, in which case the Plan Administrator’s decision will be made within ninety (90) days after the date the request was filed. If an extension of time is needed, the Plan Administrator shall notify the Claimant of the extension before the expiration of the original 45-day period. The notice will include a description of the circumstances requiring the extension and an estimate of the date it expects a decision to be made.

If the Plan Administrator notifies the Claimant of the need for an extension of time to make a decision regarding his or her appeal in accordance with this Section 6.11(d), and the extension is needed due to the Claimant’s failure to provide information necessary to decide the appeal, the period of time in which the Plan Administrator must make a decision does not include the time between the date the notice of the extension was sent to the Claimant and the date the Claimant responds to the request for additional information.

(e)Legal Action. No individual claiming any benefit or right under the Plan may bring any legal action without first exhausting the claims and revise procedures described in this Section 6.11 and in any event later than earlier of (i) two (2) years after the claimant (or the Participant or Beneficiary on whose behalf the claim is being made) knew or exercising reasonable diligence should have known of the circumstances giving rise to the claim or (ii) one (1) year after the final decision on review under Section 6.11(d).

ARTICLE VII

PLAN ADMINISTRATION

7.1Appointment. The Plan Administrator shall serve at the pleasure of the Plan Sponsor, who shall have the right to remove the Plan Administrator at any time upon thirty (30) days’ written notice. The Plan Administrator shall have the right to resign upon thirty (30) days’ written notice to the Plan Sponsor.

7.2Duties of Plan Administrator. The Plan Administrator shall be responsible to perform all administrative functions of the Plan. These duties include but are not limited to:

(a)Communicating with Participants in connection with their rights and benefits under the Plan;

(b)Reviewing Benefit Benchmark elections received from Participants;

(c)Arranging for the payment of taxes (including income tax withholding), expenses and benefit payments to Participants under the Plan;

(d)Filing any returns and reports due with respect to the Plan;

(e)Interpreting and construing Plan provisions and settling claims for Plan benefits; and

(f)Serving as the Plan’s designated representative for the service of notices, reports, claims or legal process.

7.3Plan Sponsor. The Plan Sponsor has sole responsibility for the establishment and maintenance of the Plan. The Plan Sponsor shall have the power and authority to appoint the Plan Administrator, Trustee and any other professionals as may be required for the administration of the Plan. The Plan Sponsor shall also have the right to remove any individual or party appointed to perform administrative, investment, fiduciary or other functions under the Plan. The Plan Sponsor may delegate any of its powers to the Plan Administrator, Board member or a committee of the Board.

7.4Administrative Fees and Expenses. All reasonable costs, charges and expenses incurred by the Plan Administrator or the Trustee in connection with the administration of the Plan or the Trust shall be paid by the Plan Sponsor. If not so paid, such costs, charges and expenses shall be charged to the Trust, if any, established in connection with the Plan. The Trustee shall be specifically authorized to charge its fees and expenses directly to the Trust. If the Trust has insufficient liquid assets to cover the applicable fees, the Trustee shall have the right to liquidate assets held in the Trust to pay any fees or expenses due.

7.5Plan Administration and Interpretation. The Plan Administrator shall have complete discretionary control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan or any Participant, Beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan. The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan. Such interpretation and decision shall be final, conclusive, and binding on all Participants and any person claiming under or through any Participant. Any individual serving as Plan Administrator who is a Participant will not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a Beneficiary, the Plan Sponsor, or other party. The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

7.6Powers, Duties, Procedures. The Plan Administrator may adopt such rules, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements, and shall follow such claims and appeal procedures with respect to the Plan as it may establish, each consistently with the terms of the Plan.

7.7Information. To enable the Plan Administrator to perform its functions, the Plan Sponsor shall supply full and timely information to the Plan Administrator on all matters relating to the Compensation of Participants, their employment, retirement, death,

Separation from Service, and such other pertinent facts as the Plan Administrator may require.

7.8Indemnification of Plan Administrator. The Plan Sponsor agrees to indemnify and to defend to the fullest extent permitted by law any officer(s), employee(s) or Board members who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by the Plan Sponsor) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

7.9Plan Administration Following a Change in Control Event. Notwithstanding anything to the contrary in this Article VIII or elsewhere in the Plan or Trust, upon a Change in Control Event with respect to the Plan Sponsor the individual serving as Chief Executive Officer of such Plan Sponsor immediately prior to such Change in Control Event shall have the right to appoint an individual, third party or committee to serve as Plan Administrator. Such appointment shall be made in writing and copies thereof shall be delivered to the Board, to the existing Plan Administrator, to the Trustee, and to all Plan Participants. The Trustee and all other service providers shall be entitled to rely fully on instructions received from the successor Plan Administrator and shall be indemnified to the fullest extent permitted by law for acting in accordance with the proper instructions of the successor Plan Administrator.

ARTICLE VIII

TRUST FUND

8.1Trust. The Plan Sponsor may establish a Trust for the purpose of accumulating assets which may, but need not be used, by the Plan Sponsor to satisfy some or all of its financial obligations to provide benefits to Participants under this Plan. Any trust created under this Section 8.1 shall be domiciled in the United States of America, and no assets of the Plan shall be held or transferred outside the United States. All assets held in the Trust shall remain the exclusive property of the Plan Sponsor and shall be available to pay creditor claims of the Plan Sponsor in the event of insolvency, to the extent provided under any Trust established with respect to such Plan Sponsor. The assets held in Trust shall be administered in accordance with the terms of the separate Trust Agreement between the Trustee and the Plan Sponsor.

8.2Unfunded Plan. In no event will the assets accumulated by the Plan Sponsor in the Trust be construed as creating a funded Plan under the applicable provisions of ERISA or the Code, or under the provisions of any other applicable statute or regulation. Any funds set aside by the Plan Sponsor in Trust shall be administered in accordance with the terms of the Trust.

8.3Assignment and Alienation. No Participant or Beneficiary of a deceased Participant shall have the right to anticipate, assign, transfer, sell, mortgage, pledge or hypothecate any benefit under this Plan. The Plan Administrator shall not recognize any attempt by a third party to attach, garnish or levy upon any benefit under the Plan except as may be required by law.

ARTICLE IX

AMENDMENT AND PLAN TERMINATION

9.1Amendment. The Plan Sponsor shall have the right to amend this Plan without the consent of any Participant or Beneficiary hereunder, provided that no such amendment shall have the effect of reducing any of the vested benefits to which a Participant or Beneficiary has accrued a right as of the effective date of the amendment. Notwithstanding the foregoing, the Plan Sponsor shall have the right to amend this Plan in any manner whatsoever without the consent of any Participant or Beneficiary to comply with the requirements of Code Section 409A and any binding guidance thereunder to avoid adverse tax consequences even if such amendment has the effect of reducing a vested benefit or existing right of a Participant or Beneficiary hereunder.

9.2Plan Termination. Subject to the requirements of Code Section 409A, the Plan Sponsor may terminate or discontinue the Plan in whole or in part at any time. No further Discretionary Credits or Matching Credits shall be made following Plan termination, and no further Compensation Deferrals shall be permitted after the Taxable Year in which the Plan termination occurs, except that the Plan Sponsor shall be responsible to pay any benefit attributable to vested amounts credited to the Participant’s Account as of the effective date of termination (following any adjustments to such Accounts in accordance with Article III hereof). If the Plan is terminated in accordance with this Section 9.2, the Plan Administrator shall make distribution of the Participant’s vested benefit upon the occurrence of a Distributable Event with respect to a Participant. A Participant’s vested benefit shall be adjusted to reflect Investment Credits and Debits for all Valuation Dates between Plan termination and the occurrence of a Participant’s Distributable Event.

9.3Effect of Payment. The full payment of the balance of a Participant’s vested Account under the provisions of the Plan shall completely discharge all obligations to a Participant and his designated Beneficiaries under this Plan and each of the Participant’s Compensation Deferral Agreements shall terminate.

ARTICLE X

MISCELLANEOUS

10.1Total Agreement. This Plan document, the Annual Enrollment Materials, Beneficiary designation, and other administration forms shall constitute the total agreement or contract between the Plan Sponsor and the Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by a Participant or Beneficiary. The Plan Sponsor or Plan Administrator shall have the right to establish such procedures as are necessary for the administration or operation of the Plan or Trust, and such procedures shall also be considered a part of the Plan unless clearly contrary to the express provisions thereof.

10.2Employment Rights. Neither the establishment of this Plan nor any modification thereof, nor the creation of any Trust or Account, nor the payment of any benefits, shall be construed as giving a Participant or other person a right to employment with the Plan Sponsor or any Affiliate or any other legal or equitable right against the Plan Sponsor of any Affiliate except as provided in the Plan. In no event shall the terms of employment of any Eligible Individual be modified or in any way be affected by the Plan.

10.3Non-Assignability. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to attachment or garnishment or other legal process by any creditor of such Participant or Beneficiary, nor shall any Participant or Beneficiary have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

10.4Binding Agreement. Any action with respect to the Plan taken by the Plan Administrator or the Plan Sponsor or the Trustee or any action authorized by or taken at the direction of the Plan Administrator, the Plan Sponsor or other authorized party shall be conclusive upon all Participants and Beneficiaries entitled to benefits under the Plan.

10.5Furnishing Information. A Participant or Beneficiary will cooperate with the Plan Administrator or any representative thereof by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Plan Administrator may deem necessary.

10.6Compliance with Code Section 409A. Notwithstanding any provision of the Plan to the contrary, all provisions of the Plan will be interpreted and applied to comply with the requirements of Code Section 409A and any regulations and applicable binding guidance so as to avoid adverse tax consequences. No provision of the Plan, however, is intended or shall be interpreted to create any right with respect to the tax treatment of the amounts paid or payable hereunder, and neither the Plan Sponsor nor any Affiliate shall under any circumstances have any liability to a Participant or Beneficiary for any taxes, penalties or interest due on amounts paid or payable under the Plan, including taxes, penalties or interest imposed under Code Section 409A.

10.7Insurance. The Plan Sponsors, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as they may choose. The Plan Sponsors or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Plan Sponsor shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to which the Plan Sponsor have applied for insurance.

10.8Governing Law. Construction, validity and administration of this Plan shall be governed by applicable Federal law and the law of the state of New York without regard to the conflict of law provisions of such state law. If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

10.9Headings and Subheadings. Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the interpretation of the provisions hereof.

Dated:	August 16	, 2024	Constellation Brands, Inc.

/s/ Jeffrey P. Viviano
Jeffrey Viviano
Senior Vice President, Total Rewards